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PART II, ITEM 6, EXHIBIT II.

                               EGAN SYSTEMS, INC.
                        COMPUTATION OF PER SHARE EARNINGS

Computation of per share earnings:

The following data show the amounts used in computing earnings per share and the effect on income (loss) and the weighted average number of shares of dilutive potential common stock.

                                                               Nine Months Ended
                                                                 September 30,
                                                                 ---------------
                                                             1999               1998
                                                             ----               ----
Income (loss) available to common stockholders
 used in primary EPS                                    $    139,348       $    (93,401)

Interest expense on convertible note payable                       -                625
                                                        ------------       ------------

Income (loss) available to common stockholders
 after assumed conversions of dilutive securities       $    139,348       $    (92,776)
                                                        ============       ============

Weighted average number of common shares in
 primary EPS                                              18,646,652         18,541,652

Effect of dilutive securities                              4,682,642          2,866,452
                                                        ------------       ------------

Weighted average number of common shares and
 dilutive potential common stock used in
 fully diluted EPS                                        23,329,294         21,408,104
                                                        ============       ============

Net income (loss) per common share:

 Basic                                                  $       0.01       $      (0.01)
                                                        ============       ============

 Fully diluted                                          $       0.01         $        -
                                                        ============       ============





For 1998, the effect of dilutive securities were not included in computing fully diluted EPS because their effects are anti-dilutive.



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